Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Winner Medical Group Inc. of our report dated December 7, 2009, relating to the consolidated financial statements of Winner Medical Group Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Limited
March 3, 2010